                                                                    EXHIBIT 99.2


                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
YieldUP International Corporation:

         We have audited the accompanying balance sheet of YieldUP International Corporation (the "Company") as of December 31, 1998, and the related statements of operations, redeemable Series A Preferred Stock and stockholders' equity, and cash flows for each of the years in the two-year period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of YieldUP International Corporation as of December 31, 1998, and the results of its operations and its cash flows for each of the years in the two-year period then ended in conformity with generally accepted accounting principles.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                    KPMG LLP


                                    Mountain View, California
                                    February 5, 1999

                        YIELDUP INTERNATIONAL CORPORATION
                                  BALANCE SHEET

                                                                                    DECEMBER 31,
                                                                                       1998
                                     ASSETS                                        -------------
Current assets:
  Cash and cash equivalents.................................................... $        143,228
  Short-term investments........................................................          10,000
  Accounts receivable, net of allowance for doubtful
     accounts...................................................................       1,401,413
  Inventories, net of reserve for excess inventory..............................       2,788,037
  Prepaid expenses and other current assets.....................................          76,431
                                                                                ----------------
    Total current assets.....................................................          4,419,109
                                                                                ----------------
Property, plant, and equipment..................................................       1,500,712
Other assets....................................................................         206,712
                                                                                ----------------
       Total assets.............................................................$      6,126,533
                                                                                ================


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable............................................................. $        747,730
  Accrued liabilities...........................................................         616,997
  Current portion of capital lease obligations..................................          15,994
  Bank borrowings...............................................................       1,223,963
  Note payable to a director of the Company.....................................         500,000
                                                                                ----------------
       Total current liabilities................................................       3,104,684
                                                                                ----------------
Capital lease obligations, less current portion.................................          66,985
                                                                                ----------------

       Total liabilities........................................................       3,171,669
Stockholders' equity:
  Preferred stock
     $.001 par value; 5,000,000 shares authorized; no shares
      issued and outstanding....................................................              --
  Class A common stock
     $.001 par value; 2,229,927 shares authorized; 1,364,497
      shares issued and outstanding each share is entitled
      to five votes.............................................................           1,364
Common stock
     $.001 par value; 20,000,000 shares authorized;
      6,891,979 shares issued and outstanding each share is
      entitled to one vote......................................................           6,892
                                                                                ----------------
  Additional paid-in capital....................................................      23,898,385
  Notes receivable from stockholders............................................         (1,841)
                                                                                ----------------
  Accumulated deficit...........................................................    (20,949,936)
                                                                                ----------------
    Total stockholders' equity..................................................$      2,954,864
                                                                                ----------------

    Total liabilities and stockholders' equity..................................$      6,126,533
                                                                                ================

                 See accompanying notes to financial statements

                        YIELDUP INTERNATIONAL CORPORATION
                            STATEMENTS OF OPERATIONS


                                                                                     YEARS ENDED DECEMBER 31,
                                                                                  -----------------------------

                                                                                      1998              1997
                                                                                 -------------     ------------
Gross revenues...........................................................        $   7,992,003     $  7,465,447
 Less provision for sales returns........................................           (1,259,429)              --
                                                                                 -------------     ------------
Net revenues.............................................................            6,732,574        7,465,447
Cost of sales............................................................            4,568,477        5,155,759
  Provision for excess inventory and depreciation........................            2,740,910          808,469
                                                                                 -------------     ------------
Total cost of sales......................................................            7,309,387        5,964,228
                                                                                 -------------     ------------

Gross margin (deficit)...................................................             (576,813)       1,501,219

Operating expenses:
  Research and development...............................................            2,749,925        2,021,790
  Selling, general, and administrative...................................            4,877,568        3,724,100
                                                                                 -------------     ------------
Total operating expenses                                                             7,627,493        5,745,890

Operating loss...........................................................           (8,204,306)      (4,244,671)
  Investment write-off...................................................           (2,000,000)              --
Interest income, net.....................................................              173,346          251,029
                                                                                 -------------     ------------
Net loss.................................................................          (10,030,960)      (3,993,642)

Accretion on redeemable convertible preferred stock......................           (1,330,962)              --
                                                                                 -------------     ------------
Net loss applicable to holders of common stock...........................        $ (11,361,922)    $ (3,993,642)
                                                                                 =============     ============
Basic and diluted net loss per share applicable to holders
  of common stock........................................................        $       (1.86)    $      (0.81)
                                                                                 =============     ============
Shares used in per share computations....................................            6,114,841        4,946,858
                                                                                 =============     ============

                 See accompanying notes to financial statements

                        YIELDUP INTERNATIONAL CORPORATION

                STATEMENTS OF REDEEMABLE SERIES A PREFERRED STOCK
                            AND STOCKHOLDERS' EQUITY


                                                    REDEEMABLE
                                                     SERIES A                      CLASS A
                                                  PREFERRED STOCK               COMMON STOCK                 COMMON STOCK
                                            ---------------------------  --------------------------  --------------------------

                                               SHARES         AMOUNT        SHARES        AMOUNT         SHARES        AMOUNT
                                            ------------   ------------  ------------  ------------  ------------  ------------
Balances as of December 31, 1996.......               --    $       --      1,912,111   $     1,912     1,495,000   $     1,495
Exercise of Class A common stock
  options..............................               --            --         46,861            47            --            --

Exercise of common stock options.......               --            --             --            --        42,702            43
Exercise of Class A warrants...........               --            --             --            --     2,257,690         2,257
Expense related to certain Class A
  warrants.............................               --            --             --            --            --            --
Exercise of Class B warrants...........               --            --             --            --         1,000             1
Conversion of Class A common stock to
  common stock.........................               --            --       (545,319)         (545)      545,319           545
Payment of notes receivable............               --            --             --            --            --            --
Net loss...............................               --            --             --            --            --            --
                                            ------------   -----------   ------------  ------------  ------------   -----------
Balances as of December 31, 1997.......                0    $        0      1,413,653   $     1,414     4,341,711    $    4,341
Exercise of Class A common stock
  options..............................               --            --         10,000            10            --            --
Exercise of common stock options.......               --            --             --            --        20,524            21
Conversion of Class A common stock to
  common stock.........................               --            --        (59,156)          (60)       59,156            60

Issuance of warrants to lender.........               --            --             --            --            --            --
Issuance of Series A preferred stock...              600     5,759,204             --            --            --            --
Conversion of Series A preferred stock
  to common stock......................             (134)   (1,088,502)            --            --     2,470,588         2,470
Redemption of Series A preferred
  stock................................             (466)   (6,001,664)            --            --            --            --
Accretion on redeemable preferred
  stock................................               --     1,330,962             --            --            --            --
Net loss...............................               --            --             --            --            --            --
                                            ------------   -----------   ------------  ------------   -----------   -----------
Balances as of December 31, 1998.......                0    $        0      1,364,497   $     1,364     6,891,979    $    6,892
                                            ============   ===========   ============  ============   ===========   ===========


                                                                              NOTES
                                                        ADDITIONAL          RECEIVABLE                              TOTAL
                                                         PAID-IN              FROM             ACCUMULATED        STOCKHOLDER
                                                         CAPITAL           STOCKHOLDERS           DEFICIT           EQUITY
                                                     ----------------   ------------------   ---------------   -----------------
Balances as of December 31, 1996....................  $     7,571,550    $         (15,348)   $   (5,594,372)   $      1,965,237
Exercise of Class A common stock options............           86,173                   --                --              86,220
Exercise of common stock options....................          238,610                   --                --             238,653
Exercise of Class A warrants........................       14,477,951                   --                --          14,480,208
Expense related to certain Class A
  warrants..........................................          300,000                   --                --             300,000
Exercise of Class B warrants........................           10,999                   --                --              11,000
Conversion of Class A common stock to
  common stock......................................               --                   --                --                  --
Payment of notes receivable.........................               --               13,507                --              13,507
Net loss............................................               --                   --        (3,993,642)         (3,993,642)
                                                      ---------------   ------------------   ---------------     ---------------
Balances as of December 31, 1997....................   $   22,685,283    $          (1,841)   $   (9,588,014)     $   13,101,183
Exercise of Class A common stock options............            6,890                   --                --               6,900
Exercise of common stock options....................           95,828                   --                --              95,849
Conversion of Class A common stock to common
  stock.............................................               --                   --                --                   0
Issuance of warrants to lender......................           24,353                   --                --              24,353
Issuance of Series A preferred stock................               --                   --                --
Conversion of Series A preferred stock to
  common stock......................................        1,086,031                   --                --           1,088,501
Redemption of Series A preferred stock..............               --                   --                --
Accretion on redeemable preferred stock.............               --                   --        (1,330,962)         (1,330,962)
Net loss............................................               --                   --       (10,030,960)        (10,030,960)
                                                      ---------------   ------------------   ---------------     ---------------
Balances as of December 31, 1998....................   $   23,898,385    $          (1,841)   $  (20,949,936)     $    2,954,864
                                                      ===============   ==================   ===============     ===============

                 See accompanying notes to financial statement

                        YIELDUP INTERNATIONAL CORPORATION

                            STATEMENTS OF CASH FLOWS

                                                                                         YEARS ENDED DECEMBER 31,
                                                                                -------------------------------------
                                                                                       1998                1997
                                                                                -----------------    ----------------
Cash flows from operating activities:
Net loss..............................................................          $     (10,030,960)    $  (3,993,642)
  Adjustments to reconcile net loss to net cash used by
     operating activities:
     Depreciation and amortization....................................                    574,174           293,322
     Provision for bad debts..........................................                  1,091,360           104,900
     Provision for sales returns......................................                  1,259,429                --
     Provision for excess inventory and depreciation..................                  2,740,910           808,469
     Expenses related to certain Class A Warrants.....................                         --           300,000
     Write-off of investment..........................................                  2,000,000                --
     Changes in operating assets and liabilities:
       Accounts receivable............................................                    572,558        (3,730,201)
       Inventories....................................................                   (850,347)       (4,809,686)
       Prepaid expenses and other assets..............................                    169,936          (917,140)
       Accounts payable...............................................                 (1,764,474)        1,869,115
       Accrued liabilities............................................                    (76,702)          169,422
       Customer deposits..............................................                         --           (43,000)
                                                                                --------------------  -----------------

Net cash used by operating activities.................................                 (4,314,116)       (9,948,441)
                                                                                --------------------  -----------------
Cash flows from investing activities:
  Purchase of plant and equipment.....................................                   (572,311)         (794,245)
  Proceeds from sales of short-term investments.......................                  1,496,150                --
  Decrease in restricted cash.........................................                         --           103,129
  Purchase of short-term investments, net.............................                         --        (1,496,150)
  Purchase of other investments.......................................                         --        (1,000,000)
                                                                                --------------------  -----------------

Net cash provided by (used by) investing activities...................                    923,839        (3,187,266)
                                                                                --------------------  -----------------

Cash flows from financing activities
  Proceeds from notes payable.........................................                    998,317           250,000
  Proceeds from note payable to a director of the Company.............                    500,000                --
  Payments under capital lease obligations............................                    (47,635)          (57,268)
  Payments of term loan...............................................                   (330,000)         (360,000)
  Decrease in restricted cash on term loan............................                    406,749                --
  Proceeds of notes receivable from stockholders......................                         --            13,507
  Issuance of common stock from option exercises......................                     95,849           238,653
  Issuance of common stock from warrant exercise......................                         --        14,491,208
  Issuance of Series A preferred stock, net...........................                  5,759,204                --
  Redemption of Series A preferred stock..............................                 (6,001,664)               --
  Issuance of Class A common stock from option exercise...............                      6,900            86,220
                                                                                --------------------  -----------------

Net cash provided by financing activities.............................                  1,387,720        14,662,320
                                                                                --------------------  -----------------

Net increase (decrease) in cash and cash equivalents..................                 (2,002,557)        1,526,613

                                                                           YEARS ENDED DECEMBER 31,
                                                                      ----------------------------------
                                                                           1998                 1997
                                                                      --------------       -------------

Cash and cash equivalents at beginning of year...................          2,145,785             619,172
                                                                        ------------        ------------
Cash and cash equivalents at end of year.........................       $    143,228        $  2,145,785
                                                                        ============        ============
Non-cash financing and investing activity:

  Acquisition of equipment under capital lease obligations.......       $     92,759        $         --
  Accretion on redeemable convertible preferred stock............       $  1,330,962                  --

Cash paid for interest...........................................       $     69,258        $     75,870


                 See accompanying notes to financial statements

                        YIELDUP INTERNATIONAL CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


The Company


         We develop, manufacture, and market cleaning, rinsing and drying equipment used in the manufacturing of semiconductor wafers and other defect sensitive substrates.


Cash Equivalents


         Cash equivalents consist primarily of highly liquid debt instruments with original maturity dates up to 90 days.


Short-Term Investments


         Short-term investments are classified as "available-for-sale" and are stated at fair value. Any unrealized gains and losses are reported as a separate component of stockholders' equity, but to date have not been significant. As of December 31, 1998, short-term investment includes a certificate of deposit of $10,000.


Concentration of Credit Risk


         Financial instruments that potentially subject us to significant concentration of credit risk consist primarily of cash equivalents, short-term investments and trade receivables. Substantially all of our cash equivalents are invested in certificates of deposit and money market funds. We perform ongoing credit evaluations of our customers and generally require no collateral. We maintain reserves for potential credit losses. At December 31, 1998, the allowance for potential credit losses was approximately $555,000.


Inventories


          Inventories are stated at the lower of first-in, first-out cost or market. We periodically review our inventories for potential slow-moving and obsolete items and write down impaired items to net realizable value.


Property and Equipment


         Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets, generally three to five years. Property and equipment recorded under capital leases and leasehold improvements are amortized on a straight-line basis over the shorter of the lease terms or their estimated useful lives.


         We review our long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net undiscounted cash flows expected to be generated by the asset. If such asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell.


Revenue Recognition


         Revenue is recognized after shipment when there is no significant uncertainty regarding customer acceptance and payment. We have determined that no significant uncertainties exist regarding customer acceptance and payment when we have received signed evidence of an arrangement with the customer, our product has been shipped and the collection of our receivable is probable. For certain of our customers, we recognize revenue only on letter of credit or receipt of cash. We have established a reserve for sales returns, which as of December 31, 1998 was approximately $747,000.


Product Warranty


         A provision for the estimated future costs of warranty repair is provided at the time of sale.


Income Taxes


         Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date, a valuation allowance is recorded for deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized.


Stock Based Compensation


         We account for our stock based compensation plans using the intrinsic value method. As such, compensation expense is recorded if on the measurement date, which is generally the date of grant, the current market price of the underlying stock exceeds the exercise price.


Fair Value of Financial Instruments


         The carrying amounts of our cash and cash equivalents, short-term investments, accounts receivable, accounts payable, bank borrowings and notes payable approximate their respective fair values.


Use of Estimates


         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.


Net Loss Per Share


         Basic net loss per share is based on the weighted average number of shares of Class A common stock and common stock outstanding. Diluted net loss per share is based on the weighted average number of shares of Class A common stock and common stock outstanding and dilutive common equivalent shares from stock options and warrants outstanding using the treasury stock method. In 1998 and 1997, we had 946,768 options and 4,157,860 warrants and 658,806 options and 4,182,149 warrants outstanding, respectively, that were not included in the computation of diluted EPS because to do so would have been antidilutive for those years, however, such options and warrants could potentially dilute basic EPS in the future.


Reclassifications


         Certain amounts in the 1997 financial statements have been reclassified to conform with the 1998 financial statement presentation.


Comprehensive Income


         We have no other components of comprehensive income other than our reported amounts of net loss applicable to holders of common stock.

(2) BASIS OF PRESENTATION AND LIQUIDITY


         We have suffered recurring losses from operations that raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our obtaining additional financing from other sources. The accompanying financial statements have been prepared assuming we will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty.


         We currently anticipate that we will need to raise additional funds through other public or private financing to adequately fund our operations through December 31, 1999 and beyond before we reach profitability and positive cash flow. On January 21, 1999, we entered into a definitive agreement with FSI International, Inc. ("FSI"), for FSI to acquire all of the outstanding stock of YieldUP. We also granted FSI a non-exclusive royalty-bearing license to our patent portfolio. See Note 9.


(3) BALANCE SHEET COMPONENTS


Inventories


     A summary of inventories follows:


                                                                  DECEMBER 31,
                                                                      1998
                                                                ----------------
Raw materials.................................................  $     1,840,088
Work in process...............................................          493,024
Evaluation units..............................................        1,308,052
Finished goods................................................        2,486,053
                                                                ----------------

Gross inventory...............................................  $     6,127,217
 Less provision for excess inventory and depreciation.........        3,339,180
                                                                ----------------
Net inventory.................................................  $     2,788,037
                                                                ================

         Evaluation units are systems installed at potential customers' sites. These units are stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the units, generally three years.


Property and Equipment


         A summary of property and equipment follows:

                                                                  DECEMBER 31,
                                                                      1998
                                                                ----------------
Machinery and equipment.................................        $     1,576,573
Furniture and fixtures..................................                 71,817
Leasehold improvements..................................                857,360
                                                                ----------------

                                                                $     2,505,750
  Less accumulated depreciation and amortization........              1,005,038
                                                                ----------------
                                                                $     1,500,712
                                                                ================

(4) INCOME TAXES



         We have a net operating loss carryforward at December 31, 1998 of $13,282,000 for federal tax purposes and $6,675,000 for California state tax purposes. The difference between the federal net operating loss and the accumulated deficit is primarily attributed to the years ended December 31, 1993 and 1994 when we were an S-Corporation for taxation purposes. The difference between the federal and California net operating loss carryforward is due to the 50% limitation of net operating loss carryforwards for California tax purposes. The federal net operating loss carryforwards expire in the years 2010 through 2018. The California net operating loss carryforwards expire in the years 2000 through 2003.


         Federal and California tax laws impose significant restrictions on the utilization of net operating loss carryforwards in the event of a change in the ownership of YieldUP, which constitutes an "ownership change" as defined by Internal Revenue Code Section 382. The IPO of YieldUP common stock in November 1995 resulted in such a change. As a result, $1,400,000 of the federal and $699,000 of the California tax net operating loss carryforwards are subject to an annual limitation approximating $525,000. Any unused annual limitations may be carried forward to increase the limitations in subsequent years.


         The following reconciles the expected corporate federal income tax expense (computed by multiplying our income before taxes by 34%) to our income tax expense for the years ended December 31, 1998 and 1997:

                                                                   1998               1997
                                                            ------------------- -----------------
Expected income tax benefit............................     $     (3,411,000)   $     (1,358,000)
Expenses not deductible for tax purposes...............               21,000              71,000
State tax expense, net of Federal income tax benefit...                1,000               1,000
Net operating loss not benefited.......................            3,389,000           1,286,000
                                                            ------------------- -----------------

Actual income tax expense..............................     $             --    $             --
                                                            =================== =================

         The tax effects of temporary differences that give rise to significant portions of deferred tax assets as of December 31, 1998 and 1997 are as follows:

                                                                   1998               1997
                                                            ------------------- -----------------
Deferred tax assets:
  Net operating loss carryforwards.....................     $      5,106,000    $      2,710,000



                                                                    1998               1997
                                                            ------------------- -----------------
Reserves and accruals..................................            2,126,000             506,000
Fixed assets...........................................              235,000             102,000
Research credit carryover..............................              414,000                  --
Other..................................................               16,000              11,000
                                                            ------------------- -----------------

Total gross deferred tax assets........................            7,897,000           3,329,000
     Less valuation allowance..........................           (7,897,000)         (3,329,000)
                                                            ------------------- -----------------

Net deferred tax assets................................     $             --    $             --
                                                            =================== =================


         The net change in the valuation allowance was an increase of $4,568,000 for the year ended December 31, 1998 and an increase of $1,559,000 for the year ended December 31, 1997.


         Gross deferred tax assets as of December 31, 1998 include approximately $60,000 relating to the exercise of stock options, which will be credited to equity when realized.

(5) DEBT


         Debt is comprised of two bank loans and a promissory note. The first bank loan is a $2,000,000 revolving credit line collateralized by our qualifying accounts receivable, which bears interest at the bank's prime rate (7.75% at December 31, 1998) plus 1.25%. As of December 31, 1998, $840,000 was outstanding under this loan, which matures on March 3, 1999. The second bank loan is a capital equipment term loan, which bears interest at the same bank's prime rate plus 1.75%. As of December 31, 1998, $408,316 was outstanding under this loan, which matures on March 4, 2002. Principal payments on the term loan are due as follows: $102,079 in 1999, $136,105 in 2000, $136,105 in 2001, and $34,027 in
2002. As of December 31, 1998, we were not in compliance with certain covenants of the bank loan agreement. We obtained a waiver of such non-compliance from the bank through January 31, 1999 and are currently in negotiation with the bank to restructure the covenants and terms of the loans.


         Warrants to purchase 2,439 shares of common stock were issued to the bank during the year ended December 31, 1998 in conjunction with the loan agreements. The fair value assigned to the warrants was calculated using the Black-Scholes option pricing model. The portion of the proceeds allocated to the warrants amounted to $24,353, which has been recorded as a discount on the debt and as an increase to additional paid-in capital. The discount will be amortized as additional interest expense using the effective interest method over the life of the loan.


         On December 14, 1998, we issued a promissory note in the principal amount of $500,000 to Abhay Bhushan, a director and chief financial officer of YieldUP at the interest rate of nine percent (9.0%) per annum. The promissory note was repaid in full on January 29, 1999, including the $500,000 principal, and the $5,794.52 of interest incurred from December 14, 1998 through January 29, 1999.


(6) COMMITMENTS AND CONTINGENCIES


Leases


         We are obligated under operating leases for certain equipment, our facilities and capital leases for certain equipment, that expire at various dates during the next five years. Included in property and equipment are machinery and equipment recorded under capital leases as follows:


                                                              DECEMBER 31, 1998
                                                            --------------------
Machinery and equipment..................................   $      115,950
    Less accumulated amortization........................           13,528
                                                            --------------------

                                                            $      102,422
                                                            ====================

         Future minimum lease payments under our non-cancelable operating leases and future minimum capital lease payments as of December 31, 1998, are as follows:

                                                                 CAPITAL          OPERATING
            YEAR ENDING DECEMBER 31,                             LEASES             LEASES
--------------------------------------------------------    ----------------   ---------------
  1999...................................................   $      23,856      $   254,388
  2000...................................................          23,856          224,328
  2001...................................................          23,856          127,841
  2002...................................................          23,856               --
  2003...................................................           7,952               --
                                                            ----------------

Total minimum lease payments.............................   $     103,376      $   606,557
                                                                               ===============
    Less amount representing interest....................          20,397
                                                            ----------------
Present value of minimum lease payments..................   $      82,979
     Less current portion................................          15,994
                                                            ----------------
                                                            $      66,985
                                                            ================

         Rent expense was approximately $204,252 for the year ended December 31, 1998 and $149,751 for the year ended December 31, 1997.


Patent Matters


         CFM Technologies, Inc. and CFMT, Inc. (collectively "CFM") filed a complaint against us in United States District Court for the District of Delaware in September 1995. The complaint alleged that the drying process incorporated in certain of our products infringes a patent held by CFM. On October 14, 1997, a federal court for the District of Delaware ruled in our favor. In a written opinion granting summary judgment for us, the United States District Court held that CFM had failed to produce evidence on three separate elements of the patent claim. To establish infringement, evidence of all three elements was required. On June 30, 1998, the United States District Court of Delaware granted CFM's petition for re-argument of the summary judgment motion, and the re-argument briefs have been filed by both parties. The court may not sustain our original order. If the original order is overturned, the litigation may proceed to trial, and the litigation and the associated costs may, and an unfavorable adjudication will, have a material adverse impact on us. A loss, if any, resulting from an unfavorable adjudication, cannot presently be estimated. Accordingly, no provision for any liability that may result upon adjudication has been made in the financial statements.


         CFM filed an additional complaint against us in United States District Court for the District of Delaware on December 30, 1998. The complaint alleged that the cleaning process incorporated in certain of our products infringes patents held by CFM. We believe that the additional CFM patent infringement lawsuit is without merit and that none of our technology and products infringe any of the CFM patents asserted in that litigation. Our technology is substantially different from CFM's patented technology. We plan to vigorously defend our intellectual property against any and all claims. The litigation and the associated costs may, and an unfavorable adjudication will, have a material adverse impact on us. A loss, if any, resulting from an unfavorable adjudication, cannot presently be estimated. Accordingly, no provision for any liability that may result upon adjudication has been made in the financial statements.


(7) STOCKHOLDERS' EQUITY


Common stock And Class A common stock


         The terms of the common stock and the Class A common stock are essentially identical, except that: (i) the holders of the common stock are entitled to one vote per share and holders of Class A common stock are entitled to five votes per share, (ii) if stock dividends, splits, distributions, reverse splits, combinations, reclassification of shares, or other recapitalizations (collectively, "recapitalizations") are declared or effected, such recapitalizations shall be effected in a like manner with respect to the common stock and the Class A common stock, except that payments in shares of capital stock shall be paid in common stock with respect to common stock and Class A common stock with respect to Class A common stock, and (iii) shares of Class A common stock are convertible into common stock on a share-for-share basis at the option of the holder at any time and all remaining shares of Class A common stock will automatically be converted to common stock at such time as there are fewer than 400,000 shares of Class A common stock outstanding.


         In addition, the shares of Class A common stock are automatically converted into shares of common stock upon their transfer to any person other than the permitted transferees which are mainly the stockholders' family members.


Preferred Stock


         The preferred stock may be issued in series, and shares of each series will have such rights and preferences as are fixed by the Board of Directors in the resolutions authorizing the issuance of that particular series.


         On March 30, 1998, we completed a $6 million equity financing in a private placement of Series A Convertible Preferred Stock (Series A Shares). Under the securities purchase agreement, we issued 600 Series A Shares. After the satisfaction of certain holding periods, each of the newly issued Series A Shares were convertible, at the option of the holder, into shares of common stock based upon a conversion price of $10.8625 per share or if lower, 100% of the market price, defined as the lowest closing bid price during the 20 trading days preceding a conversion. The convertible preferred stock carried a dividend of 5% per year, payable in kind. Upon certain events, such as mergers or other business combinations, delisting of our common stock from the Nasdaq SmallCap Market and any breaches of representation, warranty or covenants of the agreement, the Series A stockholders had the option to redeem their Series A Shares for cash at 120% of face value. Consequently, we recorded an accretion on redeemable preferred stock of $1,330,962 in 1998. We issued 2,470,588 shares of common stock upon the conversion of 134 Series A Shares into common stock, in accordance with the terms of the agreement with the Series A stockholders. On December 21, 1998, we redeemed all of the remaining 466 outstanding Series A Shares for a cash payment of approximately $6 million.


Warrants


         As of December 31, 1998, all of our Class A Warrants had been exercised or redeemed except 1,780 Class A warrants outstanding which can be redeemed by the holders at a price of $0.05 per warrant. We incurred a non-cash expense of $300,000 in the first quarter of 1997 related to an amendment to certain of our Class A Warrants to resolve a potential dispute with holders of such warrants. The terms of certain Class A warrants were amended to give certain Class A warrant holders an additional 0.2 shares of common stock for each Class A warrant exercised. We used the Black-Scholes option pricing model to value the Class A warrants before and after the change in terms and determined that the increase in value was approximately $300,000.


         In September 1995, 450,000 Class B warrants were issued on a pro-rata basis to all holders of our stock and stock options. This action was accounted for as a recapitalization. In November 1995, 1,495,000 Class B warrants were issued as part of our IPO which offered Units, each of which comprised one share of common stock, a Class A warrant and a Class B warrant. Upon the conversion of the Class A warrants, in April 1997, the Class A warrant holders were given 1,495,000 Class B warrants in accordance with the terms of the Class A warrant. These Class B warrants were valued at their fair values at the time of their issuances and these amounts are included in common stock in stockholders' equity.


         As of December 31, 1998, we had issued and outstanding 4,155,421 Class B warrants. The holder of each Class B warrant is entitled, upon payment of the exercise price of $11.00, to purchase one share of common stock. Unless previously redeemed, the Class B warrants are exercisable at any time until November 21, 2000. The Class B warrants are subject to redemption by us, at a price of $0.05 per warrant, if the average closing bid price of the common stock exceeds certain prices within certain time periods. As of December 31, 1998, 1000 Class B warrants have been exercised and no Class B warrants have been redeemed.

         On March 4, 1998, we granted 2,439 five-year warrants to a commercial lender to purchase common stock at an exercise price of $10.25 per share. See
Note 5.

Stock Option Plans

         As of December 31, 1998, we have three stock-based compensation plans, which are described below.

         The Board of Directors has reserved 1,050,000 shares of common stock for issuance under our 1995 Stock Option Plan (the "Option Plan"). Options may be granted to employees (including officers), consultants, advisers and directors, although only employees and directors and officers, who are also employees, may receive "incentive stock options" intended to qualify for certain tax treatment. The exercise price of non-qualified stock options must equal at least 85% of the fair market value of the common stock on the date of grant, and the exercise price of incentive stock options must be no less than the fair market value on the date of grant. Options granted under the Option Plan vest over 4 years and must be exercised within 10 years. As of December 31, 1998, 671,026 options are outstanding under the Option Plan.

         Prior to the adoption of the Option Plan in September 1995, we granted 346,411 options to purchase shares of Class A common stock at prices ranging from $0.69 to $3.17 per share under a separate option plan (the "Prior Plan"). We do not anticipate granting any additional options to purchase Class A common stock under the Prior Plan, and any shares subject to options under the Prior Plan that terminate, or are canceled, will not be issued or used for new options. As of December 31, 1998, 190,742 options are outstanding under the Prior Plan.

         On September 29, 1998, the Board of Directors adopted a stock option repricing program to restore the incentive for employees to remain with YieldUP, for eligible employees. Executive officers and directors of YieldUP were not eligible for the stock option repricing program. Under the program, the employees could opt for participation in the program by agreeing to a nine-month exercise restriction in return for exchanging old options for newly priced options on October 14, 1998. Under this program 439,800 options were repriced at an exercise price of $0.63, the closing price of our common stock on the NASDAQ SmallCap Market on October 14, 1998.

         Under our 1995 Outside Directors Stock Option Plan (the "Directors Plan"), 200,000 shares of common stock have been reserved for issuance. The Directors Plan provides for the automatic granting of non-qualified stock options to directors of YieldUP who are not employees of YieldUP ("Outside Directors"). Under the Directors Plan, each new Outside Director elected will automatically be granted at the date of his or her election an option to purchase 20,000 shares of common stock. Additionally, each Outside Director, except for Outside Directors who have received an initial grant of an option to purchase 20,000 shares within six months of the annual meeting of stockholders, will automatically be granted on the date of each annual meeting of stockholders an option to purchase 5,000 shares of common stock. The exercise price of the options in all cases will be equal to the fair market value of the common stock on the date of grant. Options granted under the Directors Plan vest over 4 years and, generally, must be exercised within 10 years. As of December 31, 1998, 85,000 options are outstanding under the Director's Plan.

         A summary of the status of our three fixed stock option plans as of December 31, 1998 and 1997, and changes during the years ended on those dates is presented below:


                                                                        WEIGHTED
                                                    NUMBER OF           AVERAGE
                                                     SHARES          EXERCISE PRICES
                                                 ----------------  --------------------
Balance as of December 31, 1996.................      610,287      $      3.63
  Granted.......................................      344,750      $     10.04
  Exercised.....................................      (89,563)     $      3.63
  Canceled......................................     (206,668)     $      6.10
                                                 ----------------  --------------------
Balance as of December 31, 1997.................      658,806      $      6.21
  Granted......................................     1,037,600      $      3.51
  Exercised...................................        (25,375)     $      4.05

  Canceled....................................       (724,263)     $      9.04
                                                 ----------------
Balance as of December 31, 1998.................      946,768      $      1.15
                                                 ================

         As of December 31, 1998, 502,492 shares were available for grant. The number of options exercisable were 355,241 as of December 31, 1998, and 237,374 as of December 31, 1997.


         We use the intrinsic value method in accounting for our plans. Accordingly, no compensation cost has been recognized for any of the plans. Had compensation cost for our three stock-based compensation plans been determined consistent with SFAS No. 123, our net loss and net loss per share would have been increased to the pro forma amounts indicated below:


                                                         1998              1997
                                                  ----------------- -------------------
Net loss as reported.........................     $   (11,361,922)   $   (3,993,642)
   Pro forma.................................     $   (12,785,596)   $   (4,738,585)

Net loss per share as reported...............     $         (1.86)   $        (0.81)
Pro forma....................................     $         (2.09)   $        (0.96)

         The effects of applying SFAS 123 in this proforma disclosure is not indicative of the effects on reported results for future years. SFAS 123 does not apply to awards prior to 1995, and additional awards in future years are anticipated. Stock options granted to consultants and advisors are accounted for using the fair value method under SFAS 123.


         The weighted-average fair value of options granted was $2.89 in 1998 and $6.79 in 1997.


         The fair value of each option grant is estimated on the date of grant using the Black Scholes option-pricing model with the following weighted-average assumptions used for grants in 1998 and 1997: no dividend yield; expected volatility of 104% in 1998 and 67.5% in 1997; risk free interest rates of 4.53% in 1998 and 6% in 1997; expected lives of four years for the Prior Plan and five years for the other two plans.


         The following table summarizes information about fixed stock options outstanding as of December 31, 1998:


                            OPTIONS OUTSTANDING                     OPTIONS EXERCISABLE
                  ------------------------------------  -----------------------------------------------

                                        WEIGHTED                                           WEIGHTED
                                        AVERAGE              WEIGHTED        NUMBER        AVERAGE
 RANGE OF               NUMBER         REMAINING             AVERAGE           OF          EXERCISE
 EXERCISE PRICES       OF SHARES    CONTRACTUAL LIFE      EXERCISE PRICE     SHARES         PRICE
------------------    -----------  -------------------  -----------------  ----------   ---------------
$ 0.63 -- $ 0.63.....  657,800          9.12            $     0.6300         132,893     $  0.6300
$ 0.69 -- $ 0.69.....   64,771          6.41            $     0.6900          58,465     $  0.6900
$ 0.76 -- $ 0.76.....  125,971          6.32            $     0.7600         125,971     $  0.7600
$ 1.63 -- $ 5.00.....   65,000          7.98            $     3.8669          30,416     $  5.0000
$ 5.88 -- $ 5.88.....   11,000          8.01            $     5.8800           5,270     $  5.8800
$ 7.50 -- $ 7.50.....   10,000          7.41            $     7.5000              --            --
$ 8.00 -- $ 8.00.....      437          8.19            $     8.0000             437     $  8.0000
$ 9.75 -- $ 9.75.....    1,123          9.19            $     9.7500           1,123     $  9.7500
$11.75 -- $11.75.....   10,000          8.41            $    11.7500              --            --
$13.00 -- $13.00.....      666          8.58            $    13.0000             666     $ 13.0000
                      -----------                                          ----------
$ 0.63 -- $13.00.....  946,768          8.44            $     1.1476         355,241     $  1.1991
                      ===========                                          ==========

(8) MAJOR CUSTOMERS AND GEOGRAPHIC INFORMATION


         We have adopted the provisions of statement of financial accounting standards No. 131 "Disclosures about Segments of an Enterprise and related Information." We operate in one segment and accordingly have provide only the required enterprise wide disclosures. For the year ended December 31, 1998, sales to one customer exceeded 10% of gross revenues. Sales to Applied Materials as a percent of gross revenues were 11.8% for the year ended December 31, 1998, and 19.8% for the year ended December 31, 1997.


         Export sales to our international customers outside North America comprised approximately 33% of gross revenues (20% in Europe and 13% in the Asia Pacific region) for the year ended December 31, 1998, and 32% of gross revenues (11% in Europe and 21% in the Asia Pacific region) for the year ended December 31, 1997.


(9) SUBSEQUENT EVENTS


         On January 21, 1999, we entered into a definitive agreement with FSI, for FSI to acquire all of the outstanding stock of YieldUP. The form of the transaction is anticipated to be a merger (the "Merger"). Under the terms of the definitive agreement, the YieldUP stockholders will receive $0.7313 in cash and
0.1567 of a share of FSI common stock for each share of YieldUP common stock. YieldUP option holders will receive substitute options entitling them to purchase FSI common stock. When the Merger becomes effective, the definitive agreement provides that each outstanding warrant to purchase shares of our common stock under any warrant agreement will become a right to acquire FSI common stock. Per the definitive agreement, the warrants will be subject to substantially the same terms and conditions as they were prior to the Merger. Each warrant, upon payment of the exercise price, will entitle the holder to receive $.7313 cash and .1567 of a share of FSI common stock for each share of YieldUP common stock the warrant holder is entitled to. Completion of the transaction is subject to certain closing conditions including, among other things, approval by the stockholders of YieldUP. As part of the definitive agreement to be acquired by FSI, we also granted FSI a non-exclusive royalty-bearing license to our patent portfolio.